EXHIBIT 21.1

PartnerRe Ltd.
And
Subsidiaries

	% Beneficial Ownership by Immediate Parent	Jurisdiction of Incorporation

PartnerRe Ltd.	—	Bermuda
Partner Reinsurance Company Ltd.	100	Bermuda
PartnerRe Servicios Y Compania Limitada (1)	100	Chile
PartnerRe Services Ltd.	100	Bermuda
PartnerRe UK Holdings Limited	100	United Kingdom
PartnerRe (Curacao) N.V.	100	Netherlands Antilles
PartnerRe Holdings B.V.	100	Netherlands
SAFR Holdings SA	100	France
PartnerRe SA	100	France
PartnerRe U.S. Corporation	100	United States
Partner Reinsurance Company of the U.S.	100	United States
PartnerRe Insurance Company of New York	100	United States
Transat Madison Corp.	100	United States
PartnerRe Asset Management Corporation	100	United States
PartnerRe New Solutions Inc.	100	United States
PartnerRe Finance I Inc.	100	United States
PartnerRe Capital Trust I	100	United States
PartnerRe Finance II Inc.	100	United States
PartnerRe Capital Trust II	100	United States
PartnerRe Capital Trust III	100	United States
PartnerRe Group Services (HK) Limited	100	Hong Kong
Gesser SARL	100	France
SCI Francoreas	100	France
Coresa (2)	100	Luxembourg

(1)	Partner Reinsurance Company Ltd holds 99% of PartnerRe Servicios Y Compania Limitada shares and PartnerRe Services Ltd holds the remaining 1%.
(2)	SCI Francoreas holds 91% of Coresa shares and PartnerRe SA holds the remaining 9%.